AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT


     AGREEMENT made as of the 22nd day of October, 1990, by and between CENTENNIAL GOVERNMENT TRUST (hereinafter called the "Fund"), and CENTENNIAL ASSET MANAGEMENT CORPORATION (hereinafter called the "Management Corporation") as amended and restated on January 1, 1999.

                                   WITNESSETH:

     WHEREAS, the Fund is an open-end diversified management investment company registered as such with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940 (the "Investment Company Act"), and the Management Corporation is a registered investment adviser;

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

1.   General

     The Management Corporation agrees, all as more fully set forth herein, to act as investment adviser to the Fund with respect to the investment of its assets; to supervise and arrange the purchase of securities for and the sale of securities held in the portfolio of the Fund; and to furnish personnel and facilities as shall be required to provide effective administration of the Fund.

2. Duties and Obligations of the Management Corporation with respect to Investments of Assets of the Fund

     (a) Subject to the succeeding provisions of this section and subject to the direction and control of the Board of Trustees of the Fund, the Management Corporation shall:

         (i) Regularly provide investment advice and recommendations to the Fund with respect to its investments, investment policies and the purchase and sale of securities;

         (ii) Supervise continuously the investment program of the Fund and the composition of its portfolio; and

         (iii) Arrange, subject to the provisions of paragraph "4" hereof, for the purchase of securities and other investments for and the sale of securities and other investments held in the portfolio of the Fund.

      (b) Any investment advice furnished by the Management Corporation under this section shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the provisions of the Investment Company Act of 1940, and of any rules or regulations in force thereunder; (2) any other applicable provision of law; (3) the provisions of the Declaration of Trust and By-Laws of the Fund as amended from time to time; (4) any policies and determinations of the Board of Trustees of the Fund; and (5) the terms of the registration statement of the Fund, as amended from time to time, under the Securities Act of 1933 and the Investment Company Act of 1940.

      (c) The Management Corporation shall give the Fund the benefit of its best judgment and effort in rendering services hereunder, but the Management Corporation shall not be liable for any loss sustained by reason of the adoption of any investment policy or the purchase, sale or retention of any security on its recommendation, whether or not such recommendation shall have been based upon its own investigation and research or upon investigation and research made by any other individual, firm or corporation, if such recommendation shall have been made and such other individual firm or corporation shall have been selected with due care and in good faith. Nothing herein contained shall, however, be construed to protect the Management Corporation against any liability to the Fund or its security holders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

      (d) Nothing in this Agreement shall prevent the Management Corporation or any officer thereof from acting as investment adviser for any other person, firm or corporation and shall not in any way limit or restrict the Management Corporation or any of its directors, officers, stockholders or employees from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting, provided however that the Management Corporation expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement.

3.    Allocation of Expenses

      The Management Corporation shall at its expense provide all executive, administrative and clerical personnel as shall be required to provide effective administration for the Fund, including the compilation and maintenance of records with respect to its operations as may reasonably be required; the preparation and filing of such reports with respect thereto as shall be required by rules or regulations promulgated by the Securities and Exchange Commission; the composition of registration statements required by Federal securities laws for continuous public sale of shares of the Fund; composition of periodic reports with respect to its operations for the shareholders of the Fund; and composition of proxy materials for meetings of the Fund's shareholders. The Management Corporation shall, at its own cost and expense, also provide the Fund with adequate office space, facilities and equipment. The Management Corporation shall, at its own expense, provide such officers for the Fund as the Fund's Board may request. All other costs and expenses not expressly assumed by the Management Corporation under this Agreement, or to be paid by the General Distributor of the shares of the Fund, shall be paid by the Fund, including, but not limited to (i) interest and taxes; (ii) brokerage commissions, if any; (iii) insurance premiums for fidelity and other coverage requisite to its operations;
(iv) compensation and expenses of its Trustees other than those associated or affiliated with the Management Corporation; (v) legal and audit expenses; (vi) custodian and transfer agent fees and expenses; (vii) expenses incident to the redemption of its shares; (viii) expenses incident to the issuance of its shares against payment therefor by or on behalf of the subscribers thereto; (ix) fees and expenses, other than as hereinabove provided, incident to the registration under Federal and State securities laws of shares of the Fund for public sale;
(x) expenses of printing and mailing reports, notices, and proxy material to shareholders of the Fund; (xi) except as noted above, all other expenses incidental to holding regular annual meetings of the Fund's shareholders; and
(xii) such extraordinary non-recurring expenses as may arise, including litigation affecting the Fund and the legal obligation which the Fund may have to indemnify its officers and Trustees with respect thereto.

4.    Portfolio Transactions and Brokerage

      (a) The Management Corporation is authorized, for the purchase and sale of the Fund's portfolio securities, to employ such securities dealers as may, in the best judgment of the Management Corporation, implement the policy of the Fund to obtain prompt and reliable execution of orders at the most favorable net price. Consistent with this policy, the Management Corporation is authorized to direct the execution of the Fund's portfolio transactions to dealers furnishing statistical information or research deemed by the Management Corporation to be useful or valuable to the performance of its investment advisory functions for the Fund.

5.    Compensation of the Management Corporation

      (a) The Fund agrees to pay the Management Corporation and the Management Corporation agrees to accept as full compensation for all services rendered by the Management Corporation as such, an annual fee payable monthly and computed on the net asset value of the Fund as of the close of business each day at the following annual rates:

         .500% of the first $250 million of net assets; .475% of the next $250 million of net assets; .450% of the next $250 million of net assets; .425% of the next $250 million of net assets; .400% of the next $250 million of net assets; .375% of the next $250 million of net assets; and .350% of net assets in excess of $1.5 billion.

      (b) Regardless of any of the above provisions, the Management Corporation guarantees that the total expenses of the Fund in any fiscal year, exclusive of taxes, interest and brokerage commissions, and extraordinary expenses such as litigation costs, shall not exceed, and the Management Corporation undertakes to pay or refund to the Fund any amount by which such expenses shall exceed the lesser of (i) 1.5% of the average annual net assets of the Fund up to $30 million and 1% of its average annual net assets in excess of $30 million; or
(ii) 25% of total annual investment income of the Fund.

 6.   Use of Name

      The Management Corporation hereby grants to the Fund a royalty-free, non-exclusive license to use the name "Centennial" in the name of the Fund, and any trademarks or service marks, whether or not registered, which it may own. To the extent necessary to protect the Management Corporation's rights to the name "Centennial" under applicable law, such license shall allow the Management Corporation to inspect and, subject to control by the Fund's Board, control the nature and quality of services offered by the Fund under such name. The license may be terminated by the Management Corporation upon termination of this Agreement in which case the Fund shall have no further right to use the name "Centennial" in its name or otherwise or any of such marks, and the Fund, the holders of its shares, and its officers and Trustees shall promptly take whatever action may be necessary to change its name accordingly. The name "Centennial" or any of said marks may be used or licensed by the Management Corporation in connection with any of its activities, or licensed by the Management Corporation to any other party.

7.    Duration and Termination

      (a) This Agreement shall go into effect on the date first set forth above and shall continue in effect until December 31, 1991, and thereafter from year to year, but only so long as such continuance is specifically approved at least annually by the Board of Trustees, including the vote of a majority of the Trustees of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act of 1940) of any such party cast in person at a meeting called for the purpose of voting on such approval, or by the vote of the holders of a "majority" (as so defined) of the outstanding voting securities of the Fund and by such a vote of the Board of Trustees.

      (b) This Agreement may be terminated by the Management Corporation at any time without penalty upon giving the Fund sixty days' written notice (which notice may be waived by the Fund) and may be terminated by the Fund at any time without penalty upon giving the Management Corporation sixty days' notice (which notice may be waived by the Management Corporation), provided that such termination by the Fund shall be directed or approved by the vote of a majority of all of the Trustees of the Fund then in office or by the vote of the holders of a "majority" (as defined in the Investment Company Act of 1940) of the voting securities of the Fund at the time outstanding and entitled to vote. This Agreement shall automatically terminate in the event of its "assignment" (as that term is defined in the Investment Company Act of 1940).

8.    Disclaimer of Shareholder Liability

      The Management Corporation understands that the obligations of this Agreement are not binding upon any Trustee or shareholder of the Fund personally, but bind only the Fund's property. The Management Corporation represents that it has notice of the provisions of the Declaration of Trust disclaiming Trustee and shareholder liability for acts or obligations of the Fund.

      IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  the  foregoing
instrument to be executed by their duly authorized officers as of the 1st day of January, 1999.


                           CENTENNIAL GOVERNMENT TRUST


  Attest:
                             /s/ Andrew J. Donohue
  ___________________   By:_____________________________________
                             Andrew J. Donohue,
                          Vice President and Secretary


                             CENTENNIAL ASSET MANAGEMENT CORPORATION

  Attest:

                             /s/ Katherine P. Feld
  ___________________   By:______________________________________
                             Katherine P. Feld,
                             Secretary